Code of Conduct Dear Colleague, Equinor’s purpose is energy for the people, progress for society, and searching for better. Our innovative, open and collaborative culture is central to fulfilling this purpose. In Equinor, how we deliver is as important as what we deliver. I strongly believe that an ethical business culture is the cornerstone of a sustainable company. This Code of Conduct is your guide to ethical business practice. It reflects our values and our belief that conducting business in an ethical and transparent manner is not just the right way to work, but is the only way to work. The Code of Conduct includes mandatory requirements for everyone who works on behalf of Equinor. My expectation is that the Code of Conduct, together with your good judgment, will lead you to the right decisions. You should seek guidance from your leader or other internal resources referred to in the Code of Conduct if you are uncertain on how to proceed. It is more important than ever to earn the trust of our stakeholders – our people, our owners, our business partners and our communities. The Code of Conduct will assist us in earning and sustaining this trust and in building a prosperous company for the future.  We must work together to create our future Equinor and I want Equinor to continue to be a leader in ethical business conduct. Anders Opedal President and CEO 2 1 The Equinor Way 5 1.1 Equinor’s Commitment 5 1.2 Our Code of Conduct 5 1.3 Your Responsibilities 6 1.4 Responsibilities for Leaders 7 1.5 Asking Questions and Reporting Concerns 8 1.6 Ethics Helpline 8 1.7 Non-Retaliation Policy 8 1.8 Consequences of Breaches 9 1.9 Ethics and Compliance in Equinor 9 2 Respecting our People 11 2.1 Equality, Diversity and Inclusion 11 2.2 A safe psychosocial working environment 12 2.3 Safety and Security 13 2.4 Privacy and Data Protection 14 2.5 Drugs and Alcohol 15 2.6 Purchase of Sexual Services 16 3 Conducting our Operations 18 3.1 Anti-Corruption 18 3.2 Conflict of Interest 19 3.3 Directorships, Secondary Employment and Ownership Interests 20 3.4 International Trade Restrictions 21 3.5 Anti-Money Laundering, Facilitation of Tax Evasion, and Fraudulent Behaviour 22 3.6 Financial, Sustainability and Business Records and Reporting 23 3.7 Property and Assets 24 3.8 IT Solutions and IT Equipment 25 3.9 Information Management and Confidentiality 26 3.10 Inside Information 27 4 Relating to our Business Partners 29 4.1 Suppliers and Business Partners 29 4.2 Intermediaries 30 4.3 Fair Competition 31 4.4 Gifts, Hospitality and Expenses 32 5 Communities and Environment 34 5.1 Local Stakeholder Engagement 34 5.2 Environment 35 5.3 Public Communication 36 5.4 Public Affairs 37 5.5 Public Officials 38 Table of contents The Code of Conduct will be printed in updated versions when deemed necessary. However, any changes will be updated in the electronic version as and when required, and this will always represent the most recent edition. English and Norwegian are the official versions. 3

1 The Equinor way 1.1 Equinor’s Commitment Our ability to create value is dependent on applying high ethical standards to create a trust-based relationship with our people, our owners, our business partners and our communities. In our business activities, we will comply with applicable laws, act in an ethical, sustainable and socially responsible manner and practice good corporate governance. We will continuously strive to conduct our business consistently with the United Nations Guiding Principles on Business and Human Rights, in the manner as set out in our Human Rights Policy. We support the Paris Climate Agreement, the UN Sustainable Development Goals and the ten Principles of the Global Compact. We will maintain an open dialogue on ethical issues, internally and externally. 1.2 Our Code of Conduct The Code of Conduct (the Code) sets out our expectations, commitments and requirements for ethical conduct. The Code applies to Equinor’s board members, employees and hired personnel.   The Code reflects our values: Open, Collaborative, Courageous, and Caring. The Code includes our most important requirements, provides references to more detailed requirements in our governing documents and refers to other helpful resources. However, the Code does not remove the need for you to exercise good judgment. The Code has been approved by the Equinor’s Board of Directors and provided for in The Equinor Book. Additional requirements and helpful tools • Corporate policy CP02- Human rights policy 5 1 The Equinor way 1.3 Your Responsibilities We set high ethical standards for everyone who acts on Equinor’s behalf and in an Equinor capacity. It is your responsibility to comply with the Code, both in letter and in spirit. You are also responsible for complying with other governing documents and applicable laws relevant to your work. What this means for you • Familiarise yourself with the Code as well as other governing documents and applicable laws relevant to your work. • Act comfortably within our ethical standards and within the law. Operating in a grey zone increases the risk of things going wrong. When in doubt, disclose the issue to your leader and discuss it openly. • Spend sufficient time on difficult decisions and raise issues early. The wrong decisions are often taken when things have not been thought through properly and you are pressured into taking a rash decision. • If there is a difference between a legal requirement and the Code, apply the most stringent standard. • Participate in required ethics and compliance training and confirm annually that you have familiarised yourself and will comply with the Code. 6 1 The Equinor way 1.4 Responsibilities for Leaders We are committed to recruiting and continuously developing the best leaders for our company. We expect our task leaders and resource leaders to demonstrate ownership and commitment to our ethical standards by what they say and do. As a leader you must ensure that activities within your area of responsibility are carried out in accordance with the Code of Conduct, other governing documents and applicable laws. What this means for you • Be a role model for ethical leadership through promotion of our values and ethical standards. Show by behaviour what it means to act with integrity. • Communicate the requirements in the Code, give advice on its interpretation and application, and follow up concerns raised. • Facilitate a working environment free from harassment, bullying and discrimination. • Create an environment where people feel comfortable speaking up and asking questions without the risk of retaliation. • Be consistent when enforcing our standards and holding people accountable for their behaviour at work. Ensure that relevant actions are taken in case of potential breaches of the Code. • Make sure your team members participate in required ethics and compliance training. Additional requirements and helpful tools • Corporate Directive CD01 - Organisation and operating mode 7 1 The Equinor way 1.5 Asking Questions and Reporting Concerns The Code aims at being as clear and direct as possible, but it cannot address every situation that may arise. We have an open communications policy, and you should raise questions or seek advice when you are uncertain about how to proceed in any given situation. If you suspect a possible violation of the Code or other unethical conduct, it is your duty to report it immediately. This includes any attempts of corruption you may become aware of. We recognise that raising a concern is not always easy and we have several channels for taking concerns forward. What this means for you • Inform your leader immediately if you become aware of any activity that you think is a violation of the Code. Alternatively, you can contact your leader’s superior. • If you do not feel comfortable with those options, you can contact your local people and organisation representative, your local compliance officer or the legal, ethics and compliance function. • If you are uncomfortable using any of these channels, you can report your concern to the Ethics Helpline. • You may use the same channels to ask any questions regarding compliance with the Code. 1.6 The Ethics Helpline The Ethics Helpline is a multi-language service available 24/7 providing phone service and a web portal. It is available to anyone who has a legitimate concern. You may choose to remain anonymous, if permitted by law. Additional requirements and helpful tools • WR1408 Ethics Helpline 1.7 Non-Retaliation Policy We will not tolerate any form of retaliation against any person who has raised an ethical or legal concern in good faith, including witnesses or any other persons who contribute to an investigation of a reported concern. Acting in good faith means that you have made a sincere report in a responsible manner. This applies even if your report does not turn out to be an actual violation. 8

1 The Equinor way 1.8 Consequences of Breaches We will not tolerate any breaches of the Code or the law. Potential misconduct may be investigated by Corporate Audit and Investigation, or other relevant internal or external experts. We will pursue remedial measures or other follow up of personnel if you breach the Code or laws. The same applies to leaders who disregard or tolerate such breaches either through negligence or actual knowledge. The remedial measures may include termination of your employment contract and reporting to relevant authorities. Incidents of ethical misconduct shall be registered and reported in accordance with our governing documents. 1.9 Ethics and Compliance in Equinor We work in a systematic manner to ensure compliance with the Code and applicable laws. Our ethics and compliance programmes apply to all parts of Equinor. Our ethics and compliance function, headed by the Chief Ethics and Compliance Officer, is responsible for supervising Equinor’s ethics and compliance activities, including guidance on the Code and following up potential breaches. The Chief Ethics and Compliance Officer will appoint one compliance officer to assist in such work for each business area and for selected corporate staff functions. The business areas and corporate functions shall appoint local compliance officers where required. The corporate executive committee constitutes Equinor’s ethics committee. In addition, ethics committees have been established in the business areas and most corporate functions, comprising the respective management teams. The committees will ensure a strong focus on, common understanding of, and compliance with Equinor’s ethical requirements. Additional requirements and helpful tools • FR16 People and organisation • WR2417 Ethics incident reporting Additional requirements and helpful tools • Corporate directive CD04- Committees • WR2595 The compliance officer role 9 2 Respecting our people Additional requirements and helpful tools • FR16 People and organisation • CP02-Human Rights Policy 2.1 Equality, Diversity and Inclusion Every employee is an important member of the Equinor team. We are committed to providing an inclusive environment recognised for its equality and diversity, and we will treat everyone with fairness, respect and dignity. We do not tolerate any discrimination of colleagues or others affected by our operations. Discrimination includes exclusion, preference or other unlawful differential treatment based on ethnicity, age, gender, gender identity, disability, sexual orientation, religion or belief, political views, or any other characteristic that compromise the principle of equality. What this means for you • Treat everyone with fairness, respect and dignity. • Base your work-related decisions on merit and not on other characteristics that compromise the principle of equality. 11 2 Respecting our people 2.2 A safe psychosocial working environment Courtesy and respect are important aspects of a sound working environment and business dealings. We expect you to treat everyone you meet through work or work-related activities in a respectful manner. We will not tolerate any form of harassment or other inappropriate, intimidating or offensive conduct, including any form of unwanted and troublesome attention of a sexual nature. What this means for you • Take responsibility to create and maintain a good working environment. • Never engage in harassment, bullying, workplace violence or other behaviour that colleagues or business partners may regard as threatening or degrading. • Never engage in offensive messages, derogatory remarks or inappropriate jokes. • Respect other people’s customs and culture. • Speak up if you observe or experience harassment or bullying. Additional requirements and helpful tools • GL0658 Handle harassment/bullying complaint 12

2 Respecting our people 2.3 Safety and Security Equinor’s safety and security vision is zero harm. We are committed to providing a safe, healthy and secure environment for all personnel at our facilities and job sites, preventing accidents and incidents from affecting people, environment and our assets. To build a culture that is Always Safe will require consistent use of I am Safety expectations, Security Rules, Life Saving Rules and a continued focus on building a proactive safety culture applying Human and Organizational Performance Principles.     What this means for you • Safety and security is everyone’s responsibility. You must understand and act on your responsibilities to contribute to a healthy, safe and secure work environment. • Stop work immediately if you consider it unsafe. • Report any incident or unsafe condition as soon as possible. If you see something, say something. • Know the relevant emergency procedures for your work. Additional requirements and helpful tools • FR10 Safety and security • Corporate policy CP03 - Security policy 13 2 Respecting our people 2.4 Privacy and Data Protection Privacy and data protection laws protect the integrity and confidentiality of a person’s private information. We are committed to protecting the privacy rights of our employees and everyone with whom we do business. We will only use personal data for appropriate purposes, and personal data will be processed in accordance with applicable laws, internal requirements and Equinor’s Binding Corporate Rules. What this means for you • Respect everyone’s right to privacy. Only process personal data for legitimate business purposes and in accordance with applicable requirements. • If your job includes handling personal data, make sure you are sufficiently familiar with our external and internal requirements for the processing of personal data, and take appropriate training necessary to perform your tasks. Additional requirements and helpful tools • WR1495 Processing of personal data • Binding Corporate Rules • GL0473 Guideline for Processing of Personal Data 14 2 Respecting our people 2.5 Drugs and Alcohol Equinor is a drug and alcohol-free workplace. We will not tolerate anyone being under the influence of drugs or alcohol while at work for Equinor. Limited amounts of alcohol may, however, be consumed when local custom and occasion make it appropriate, and provided the consumption is not combined with operating machinery, driving or any other incompatible activity. Tests for drugs and alcohol may be conducted whenever deemed necessary and in accordance with applicable laws. What this means for you • Be conscious about work-related events where alcohol is served and show moderation. Additional requirements and helpful tools • FR16 People and organisation 15 2 Respecting our people 2.6 Purchase of Sexual Services Purchase of sexual services may be illegal, support human trafficking and pose a security risk. Human trafficking is a violation of human rights. Regardless of local rules, regulations and customs, Equinor prohibits the purchase of sexual services when on assignments or business trips for Equinor. This also includes any contribution to the purchase of such services. What this means for you • Never purchase sexual services when you are on business trips or other assignments, including long- term assignments. • Never influence others to purchase sexual services and never accept to receive sexual services others have paid for. 16

3 Conducting our operations 3.1 Anti-Corruption Corruption undermines legitimate business activities, distorts competition, ruins reputations and exposes companies and individuals to risk. We have zero tolerance for corruption in any form, including bribery, facilitation payments and trading in influence. We will comply with all applicable anti- corruption laws and regulations and take active steps to ensure that corruption does not occur in relation to Equinor’s business activities. Transparency is vital in the combat of corruption. We are committed to conducting our business activities in an open and transparent manner, promoting transparency in our industry and supporting efforts to combat corruption worldwide. What this means for you • Never engage in, authorise or tolerate corruption at any time for any reason. • Never offer or accept an improper advantage. An improper advantage is an advantage that has no legitimate business purpose and is given to influence the recipient’s decision making. • Payment extorted from you under threat of life, health, safety or illegal detention is allowed and will not result in any form of retaliation, but you must report the payment immediately. • Know your business partner, follow our integrity due diligence requirements and never engage others to do something we cannot ethically or legally do ourselves. • Participate in required anti-corruption training and understand the risks you face in your work. Additional requirements and helpful tools • FR19 Legal and compliance • Anti-corruption compliance manual • Anti-Corruption Compliance Program 18 3 Conducting our operations 3.2 Conflict of Interest Equinor respects your right to manage your personal affairs and investments. However, a conflict of interest may occur when your personal interests and Equinor’s interests are different, and this may interfere with your ability to make the right decision for Equinor. We expect you to always act in the best interest of Equinor when you are representing the company. You should avoid situations with actual, potential or perceived conflict of interest. What this means for you • Do not work in connection with any Equinor or Equinor-related transaction, procurement, contract award or other matter in which you have, or a related party has a financial interest. A related party means your partner, close relative, or any other person with whom you have close relations. • The same restriction applies where there are other circumstances that undermine trust in your ability to act in the best interest of Equinor. • Ensure you understand what a conflict of interest is, and ensure you have the necessary information to assess it. Be open, disclose and discuss with your leader any actual, potential or perceived conflict of interest. The leader will then decide whether any measures should be taken, for instance stepping back from the situation that caused the conflict of interest. 19 3.3 Directorships, Secondary Employment and Ownership Interests We expect you to spend your full working day on Equinor matters. Before accepting external directorships, secondary employment or other material assignments, you must obtain prior written consent from your leader’s leader or, for employees reporting directly to senior vice president level, or above, your leader. Volunteer work and directorships in non-commercial entities held in a private capacity, do not require prior written consent. Approved directorships shall be registered in relevant personnel data systems, be kept updated and verified once a year. Directorships in Equinor subsidiaries or when representing Equinor in non-controlled companies do not require registration. If you hold directorships on behalf of Equinor, you are not entitled to board remuneration, but if you hold directorships where you are not representing Equinor, you may retain any remuneration paid. Elected employee representatives on the board of Equinor ASA may receive the remuneration decided by the corporate assembly. The CEO, executive vice presidents and senior vice presidents and employee representatives on the board of Equinor ASA shall register their direct ownership interests in other companies. This information must be kept updated and verified once a year. It is not necessary to register shares in securities funds or shares in Equinor ASA. Furthermore, persons in these groups cannot hold ownership interests, or options to ownership interests, directly or indirectly, in any company that does or seeks to do business with Equinor if they can exert influence on business decisions related to such company. The same applies to companies that are competitors to Equinor. This prohibition does not apply to ownership interests in securities funds or shares in Equinor ASA. What this means for you • Ensure you have the required approval before accepting an external directorship, secondary employment, or other material assignments. • Ensure that registered information regarding directorships and ownership interests is kept updated. • Note the special prohibition of ownership interests in other companies for certain employees. 3 Conducting our operations Additional requirements and helpful tools • GL0548 Equinor Board of directors handbook 20

3.4 International Trade Restrictions Countries can impose various economic sanctions restrictions targeting business dealings with specific countries, economic sectors, entities or individuals of concern. Export controls on the export or in-country transfer of certain restricted items, technology and software are also common. We will comply with all applicable economic sanctions as well as export and import control laws. We will assess whether government authorisation is required before engaging in activities involving restricted items, sanctioned parties or countries and will obtain and comply with all required authorisations. What this means for you • Screen your business partners, suppliers and other parties (including any ownership of the same) against relevant restricted parties’ lists.   • Obtain and comply with necessary governmental licences where cross-border export or import activity involves restricted items, technology or software. • Be mindful that both sanctions and export control regulations are complex and subject to frequent changes. Stay updated on the rules applicable to your business activity. • Seek advice from the legal department if asked to deal with a sanctioned party, market or country. 3 Conducting our operations Additional requirements and helpful tools • WR2988 Integrity due diligence • GL0358 Legal recommendations for compliance- selected sanctions • Sanctions search tool on the integrity due diligence portal 21 3.5 Anti-Money Laundering, Facilitation of Tax Evasion, and Fraudulent Behaviour Money laundering is illegal and supports other criminal activities, including drug trafficking, terrorism, corruption, human rights violations and tax evasion. Money laundering is the processes of disguising the proceeds of crime in order to hide its illegal origins or otherwise dealing with the proceeds of crime. Criminal proceeds include not only money, but all forms of assets, real estate and intangible property that are derived from criminal activity. We will comply with all applicable anti- money laundering laws. Tax evasion is an illegal practice where a person or entity evades paying their actual tax liability. We do not tolerate the facilitation of tax evasion by persons who act for or on behalf of Equinor. Fraud is any intentional act or omission designed to deceive or mislead others with the intention of directly or indirectly benefitting Equinor, oneself or others. We do not tolerate fraudulent behaviour of any kind. What this means for you • Be attentive to unusual payments, invoicing and banking arrangement as well as unusual tax status of suppliers. • Seek advice from the legal department if you need a better understanding of money laundering, tax evasion or fraud and how to mitigate such risk to Equinor. • Know your business partners and make sure you follow our integrity due diligence requirements. 3 Conducting our operations 22 3.6 Financial, Sustainability and Business Records and Reporting Recording and reporting financial, sustainability or other non-financial information completely, accurately and objectively are essential for Equinor’s credibility and reputation. It is also a prerequisite for meeting legal and regulatory obligations and reporting standards. We are committed to transparency and accuracy in all our dealings, and we will provide full, fair, accurate and understandable disclosures in our financial, sustainability and other non-financial reports, in documents filed with regulatory authorities and in other public communications. What this means for you • The data and information you enter in our records must be accurate, complete, and reliable. This includes financial, sustainability and other non- financial information for both internal and external use. • Any accounting information you provide must be complete, accurate, valid and recorded in accordance with applicable laws, relevant accounting and reporting standards and the Equinor accounting manual. • Any sustainability information you provide must be complete, accurate, valid, and recorded in accordance with applicable laws, relevant sustainability reporting standards and the Equinor reporting framework. • Make sure you are familiar with and comply with internal control over financial and sustainability reporting requirements relevant to your work. • Never enter false, misleading or artificial entries in our records and reports. Any such intentional act may be treated as fraud. • The highest standard of care should always be exercised when recording and reporting financial, sustainability or other non- financial information. • If you suspect or become aware of any indications of fraud, improper financial or sustainability business records and reporting or allegations of such, you must report it to your leader or the Ethics Helpline immediately. 3 Conducting our operations Additional requirements and helpful tools • FR11 Sustainability • FR14 Finance and control • WR1366 Accounting manual 23 3.7 Property and Assets We trust you with Equinor’s assets so that you can effectively do your work. You are responsible for safeguarding those assets against loss, theft, and misuse. Equinor’s assets include facilities, equipment, IT solutions and IT equipment, information, intangible property rights and financial assets. We will not tolerate any misuse of our assets or work processes for personal benefit. What this means for you • Any use of Equinor’s assets for purposes not directly related to our business, unless specifically provided for in this Code, requires permission from your leader. • Ensure that documentation used to obtain property or payments from the company is accurate and complete. This includes time sheets, invoices, benefit claims and travel and expense reimbursement reports and underlying documentation. Inaccurate or unsubstantiated records may be treated as fraud. • As a leader you must ensure proper control before you approve any time sheets, invoices, benefit claims and travel and expense reimbursement reports and underlying documentation for people in your team. 3 Conducting our operations 24

3.8 IT Solutions and IT Equipment Our IT solutions and IT equipment shall be used for business purposes. Information produced and stored on our authorized IT solutions and IT equipment is Equinor’s property and may be accessed in accordance with applicable law. Cyberattacks and malicious activities are a continuous threat to Equinor, and the use of our authorized IT solutions and IT equipment is monitored to detect such risk. This includes blocking access to inappropriate web sites and interception of any information transmitted by or stored on our IT solutions. What this means for you • Never use our IT solutions or IT equipment to perform illegal or unethical activities, including downloading, streaming or sharing of offensive material. • Respect computer software copyrights and comply with the terms and conditions of software licences. • Limited private use of our IT solutions and IT equipment is permitted, but such use should be kept to a minimum and have no adverse effect on cost, IT security or productivity. This includes private use of social media. • You must be vigilant of cyberattacks and malicious activities, such as phishing, and immediately report any incidents. 3 Conducting our operations Additional requirements and helpful tools • WR2893 IT Rules 25 3.9 Information Management and Confidentiality During the course of business, we gain and produce information that is vital to our financial and business integrity. Such information may, however, also be valuable for competitors and others. We will protect information created by us, or given to us, to ensure appropriate confidentiality, integrity and availability. It is important to share information across the organisation to ensure collaboration, efficiency and experience transfer, but information transfer and access must take place in accordance with our security classification system for information management. What this means for you • Make sure you are familiar with and comply with our information management and security classification system when handling company information. • Handle and archive documents according to Equinor’s information management requirements and security classification system. • Do not use Equinor’s information acquired through your work for personal advantage or for the purpose of competing with Equinor. • You have a duty of confidentiality, which applies even after your employment or assignment with Equinor has ended. 3 Conducting our operations Additional requirements and helpful tools • WR0158 Manage data and information 26 3.10 Inside Information Equinor supports fair and open securities markets wherever we operate. You may become aware of information about Equinor or other companies that is not publicly available. Such information may constitute inside information. Inside information is precise information likely to have a significant effect on the price of securities and which is not publicly available or commonly known to the market. If you are in possession of inside information, even if acquired incidentally, you have a legal duty of confidentiality and due care of handling to prevent such information from coming into the possession of unauthorised persons. Any use of inside information about Equinor or other publicly traded companies for personal gain is prohibited. Certain persons, such as members of the Board of Directors and Corporate Executive Committee, are considered primary insiders. Additional restrictions apply for primary insiders. What this means for you • Never buy or sell Equinor’s or other companies’ shares or other securities, or provide advice to others’ investment decisions, when you have access to inside information. • Holders of inside information must treat this confidentially and can only pass such information to individuals who need it in their work for Equinor based on authorisation from the information owner. • Holders of inside information relevant for the Equinor share price must be listed in Equinor’s insider listing system. • The restriction on buying Equinor shares when you hold inside information does not prevent you from participating in our share savings program. 3 Conducting our operations Additional requirements and helpful tools • WR1921 Primary insiders • WR2305 Handling of Inside Information related to commodities • WR2401 Inside information 27

4.1 Suppliers and Business Partners Business relationships based on trust and transparency are vital to our business. Our suppliers and business partners are essential to our ability to do business but can also cause or contribute to harm people and expose us to reputational, operational and legal risk. We expect our suppliers and business partners to comply with applicable laws, respect internationally recognised human rights and adhere to ethical standards which are consistent with our ethical requirements when working for or together with us. We seek to work with others who share our commitment to ethics and compliance, and we manage risk through in-depth knowledge of our suppliers, business partners and markets. Equinor will not voluntarily enter into partnerships with anonymously owned companies. What this means for you • Before you establish or amend any business relationship, you must follow our procedures for integrity due diligence and human rights due diligence. • Communicate and follow-up regularly and clearly our expectations to our suppliers and business partners. • Report any misconduct by a supplier or business partner to your leader or any of the other reporting channels listed in the Code. 4 Relating to our business partners Additional requirements and helpful tools • Corporate policy CP02- Human rights policy • WR2988 Integrity due diligence • WR2452 Joint venture management related to anti-corruption compliance • GL0349 Guidance on anti-corruption for non Equinor operated joint ventures • GL0754 Guidance on partnerships with anonymously owned companies • Integrity due diligence portal 29 4.2 Intermediaries Intermediaries are a particular type of business partner and include agents, consultants, lobbyists and others who act as a link between Equinor and others. The use of intermediaries may pose a particular risk to us, and we therefore have additional requirements for hiring intermediaries. It is mandatory to perform integrity due diligence on all intermediaries. The agreed compensation must be proportionate to the service rendered and only paid against satisfactory documentation of work performed, which must be regularly monitored. The agreement with the intermediary must be made in writing, describe the true relationship with Equinor and include an obligation to follow the Code. What this means for you • Any intermediary you plan to hire must be subject to integrity due diligence. • Monitor regularly the work performed by the intermediary to ensure it is in line with the Code. 4 Relating to our business partners 30 4.3 Fair Competition We believe in the benefits of competition, and Equinor will always compete in a fair and ethically justifiable manner. We will comply with applicable competition and antitrust laws. We will not engage in or tolerate anyone who engages in anti-competitive behaviour, such as price fixing, bid rigging, market sharing or abuse of market power. Collaboration with other companies must not have an anti-competitive purpose or effect. It may also be a violation of competition and antitrust rules to receive or share non-public commercially sensitive information with actual or potential competitors. Commercially sensitive information includes information which may reduce uncertainty about future market conduct, such as prices, competitive bids, commercial strategies, costs, customers, and suppliers. What this means for you • Do not enter into anti-competitive agreements or engage in anti-competitive conduct, such as agreeing with competitors to fix prices or to allocate markets by territory, by products or by customers. • Be vigilant of situations where non-public commercially sensitive information may be exchanged and speak out against disclosure of information by others to you. Never share such information with competitors. • Competition laws are complex and often require a detailed assessment of facts. If you are in doubt, seek advice from the legal department. • Participate in required competition and antitrust compliance training. 4 Relating to our business partners Additional requirements and helpful tools • WR2447 Competition law compliance • WR1837 Inspections by authorities • Competition compliance manual 31 4.4 Gifts, Hospitality and Expenses Relationships with our business partners can be built and strengthened through legitimate networking and social interaction. However, giving or accepting gifts and hospitality may be regarded as corruption in certain situations, and we have strict limits for when we allow the giving or acceptance of gifts and hospitality. As a general rule, we do not offer or accept gifts, except for promotional items of minimal value. In a situation where it would clearly give offence to refuse, the gift may be accepted if it is of reasonable value and handed over to Equinor immediately. We only offer or accept hospitality where there is a clear business reason for Equinor to participate and the costs involved are reasonable. We will always pay our own costs related to travel, accommodation and other related expenses. Except as otherwise stated in the Code, we do not pay travel, accommodation and other related expenses for others. What this means for you • Never offer or accept gifts, except for promotional items of minimal value. • Before accepting or offering hospitality, ensure that it is in line with our requirements. Written approval from your leader is required unless the hospitality clearly is acceptable. • Ask yourself how the acceptance or offer would be perceived by others and never offer or accept anything that is or could be perceived as an improper advantage. • Ensure that all acceptance and offering of hospitality are open, transparent and properly documented. 4 Relating to our business partners Additional requirements and helpful tools • GL0537 Offering and accepting gifts, hospitality and expenses • GL0782 Compliance Guideline on Social Investments • WR1803 Management of social investment 32

5.1 Local Stakeholder Engagement Stakeholder engagement is a central element of our commitment to create lasting local value. Timely and meaningful engagement with potentially affected stakeholders, including through appropriate and effective grievance mechanisms, is a central element of our commitment to assess actual and potential human rights impacts linked to our activities or business relationships. Where needed, we aim to take appropriate and mitigating actions. Where we have caused or contributed to adverse human rights impacts, we will provide or cooperate in providing appropriate remediation. In our engagement and dialogue with all stakeholders we seek to understand their expectations and explore opportunities for mutual benefits. Solutions identified must be relevant to local conditions and our business needs, and comply with our values, policies and local regulations. Our contribution to communities may include direct and indirect employment, procurement of goods and services, infrastructure development and competence building as well as social investments. What this means for you • Familiarise yourself with our human rights policy and report any potential or actual negative human rights impact related to our operations or those of our business partners. • Through human rights due diligence, systematically assess and address the impact our activities may have on stakeholders and take this into account when making business decisions, including in relation to their use of land, water and other natural resources. • When seeking to apply effective prevention and mitigation actions, ensure that they are addressing potential impacts fairly and without discriminating to any affected members of the local community. • Be particularly attentive to those most vulnerable to adverse impacts, including women, children and indigenous peoples. • Actively identify opportunities related to our activities that can contribute to local value creation through local employment, procurement and capacity development. • Ensure that social contributions are made in compliance with our anti-corruption requirements. 5 Communities and Environment Additional requirements and helpful tools • Corporate policy CP02- Human rights policy • FR11 Sustainability • WR1803 Management of social investment • WR2297 The rights of indigenous and tribal people • WR2614 Community grievance mechanisms • WR9623 Human Rights Due Diligence • GL0626 Community engagement guidelines • GL0782 Compliance Guideline on Social Investments 34 5 Communities and Environment 5.2 Environment Equinor manages environmental aspects in accordance with the group’s Environmental Policy; complies with applicable environmental regulations; and strives to continually improve environmental performance. Equinor works to reduce greenhouse gas emissions from our activities and other adverse impacts to the environment. What this means for you • Ensure sufficient understanding of applicable environmental regulations and internal requirements relevant for your work. • Ensure that environmental impacts and risks are understood and communicated to decision makers. • Follow-up and evaluate results and contribute to continual improvement. For more information, please see our Environmental policy. 35 Additional requirements and helpful tools • Equinor Biodiversity position • Equinor’s Environmental policy 35 5.3 Public Communication We believe that open, honest and accurate communication is essential to our integrity and business success. We will communicate about Equinor in a consistent manner, and only authorised persons may talk to the media, members of the investment community or make statements on Equinor’s behalf on social media. Any private use of social media must not breach confidentiality obligations and should not compromise Equinor’s reputation or business interests. What this means for you • Do not speak on Equinor’s behalf unless authorised to do so. Enquiries from the media shall be directed to corporate communication. • If you participate in social media, use good judgement and show respect towards your colleagues, business partners and communities. Be vigilant that participating in social media may represent a security risk. 5 Communities and Environment Additional requirements and helpful tools • FR13 Communication • Social Media Guidelines 36

5.4 Public Affairs We will make Equinor’s position known on important industry matters through proactive engagement with government policy makers and other stakeholders, such as the media, civil society and international institutions. However, we will not make gifts, donations or otherwise support political parties or individual politicians. We may nevertheless be members of interest organisations relevant for our industry that support political parties or certain political issues. Any hiring of lobbyists will be in accordance with applicable law and subject to full disclosure to any external party they wish to influence that the lobbyist represents Equinor. What this means for you • Do not use company funds or resources to support any political candidates or party. Never use your position in Equinor to try to influence any person to make political contributions. • Ensure that all contracts with lobbyists impose an obligation to disclose to any external party they wish to influence that the lobbyist represents Equinor. • If you choose to participate in political activities or give any public contributions, this must be personal and not linked to Equinor. 5 Communities and Environment 37 5.5 Public Officials In our business operations or public affairs activities, we often interact with public officials. Many countries have rules regarding accepted conduct when dealing with public officials, such as prohibiting giving anything of value. We will never offer or authorise anything of value or payments to public officials unless specifically provided for in the Code. We can, however, cover the reasonable and legitimate travel, accommodation and other related travel expenses of public officials when they are related to the promotion or demonstration of our products or services or the execution of a contract with a government. What this means for you • Take particular care when interacting with public officials. • Never offer or agree to pay travel or accommodation for any public official unless a hosting application has been completed and properly approved by the Chief Ethics and Compliance Officer and the relevant EVP. 5 Communities and Environment Additional requirements and helpful tools • Hosting form for public officials 38 www.equinor.com C O S - 15 0 37 9. V er . 8 . 2 0 26